Exhibit 10.2

ANNALY CAPITAL MANAGEMENT, INC.

Non-Employee Director
DSU Award Agreement

THIS NON-EMPLOYEE DIRECTOR DSU AWARD AGREEMENT (this “Agreement”), dated as of «Grant_Month» «Grant_Day», «Grant_Year» is between Annaly Capital Management, Inc., a Maryland corporation (the “Company”) and «Name» (the “Participant”), and governs the deferred stock units (“DSUs”) granted by the Company to the Participant in accordance with and subject to the provisions of the Annaly Capital Management, Inc. 2020 Equity Incentive Plan (the “Plan”). A Prospectus describing the Plan has been delivered to the Participant. The Plan itself is available upon request. All terms used in this Agreement that are defined in the Plan have the same meaning given them in the Plan.

1.    Grant of DSUs. Effective as of «Grant_Month» «Grant_Day», «Grant_Year» (the “Date of Grant”), the Company granted the Participant a total of «Shares» DSUs in accordance with the Plan and subject to the terms and conditions set forth in the Plan and this Agreement. Each DSU represents the right to receive a Share upon settlement of the DSUs as set forth herein.

2.    Grant of Dividend Equivalent Rights. Effective as of the Date of Grant, the Company also granted the Participant Dividend Equivalent Rights in accordance with the Plan and subject to the terms and conditions set forth in the Plan and this Agreement. The Dividend Equivalent Rights entitle the Participant to receive the following with respect to cash dividends (other than extraordinary cash dividends) paid on Shares during the period beginning on the Date of Grant and ending on the date that the DSUs are settled in accordance with Section 4 of this Agreement, based on the election of the Participant made under the Annaly Capital Management, Inc. Deferred Compensation Plan for Directors (the “Director Deferral Plan”):

(i)    cash payment(s) payable at the same time (and no more than 30 days after) cash dividends are payable to shareholders in an amount equal to the cash dividends that would have been paid on the DSUs had the DSUs been Shares; or

(ii)    additional DSUs (the “Additional DSUs”) determined as follows: The cash dividend per Share shall be multiplied by the number of DSUs and Additional DSUs outstanding and credited to the Participant on the dividend payment date and the resulting product shall be divided by the Fair Market Value on the dividend payment date. Each Additional DSU represents the right to receive a Share upon settlement of the DSUs as set forth herein.

If the Participant fails to timely make such an election under the Director Deferral Plan, the Dividend Equivalent Rights shall be received in cash in accordance with clause (i) above.

3.    Vesting. The Participant’s interest in the DSUs and any Additional DSUs are fully vested upon grant.

4.    Settlement.

(a)    Payment Date. The DSUs and any Additional DSUs shall be payable on the first to occur of the following (the “Payment Date”): (i) the one-year anniversary of the Date of Grant, or (ii) the Participant’s Separation from Service; provided, however, that settlement may be deferred to a later date by election of the Participant under, and in accordance with, the Director Deferral Plan.

(b)    Payment Form. Except as provided in Section 5, DSUs and any Additional DSUs that are payable under this Agreement shall be settled by the issuance of an equal number of Shares to be made no later than thirty days after the Payment Date. No fractional Shares shall be issued, but instead the number of Shares to be issued as part of any payment shall be rounded to the nearest whole number of Shares. The DSUs and any Additional DSUs are deferred compensation that is subject to the requirements of Section 409A of the Code, and as a result the timing of payment shall be subject to the requirements of Section 18 of the Plan. The Committee reserves the right to issue to the Participant, in full satisfaction of the delivery of Shares, a single cash payment equal to the Fair Market Value of Shares on the day preceding the Payment Date, or a combination of Shares and cash payment based on the Fair Market Value on the day preceding the Payment Date. References in this Agreement to Shares issuable in connection with the DSUs or any Additional DSUs will include the potential issuance of its cash equivalent pursuant to such right.

(c)    Meaning of Service and Separation from Service. For purposes of this Agreement, “Service” means service to the Company or an Affiliate as a Non-Employee Director, employee, or other bona fide service provider (whether as a consultant, advisor or otherwise). Except to the extent otherwise required by Section 409A of the Code, the Participant’s change in position or duties shall not result in interrupted or terminated Service, so long as the Participant continues to be a Non-Employee Director, employee, or other bona fide service provider to the Company or an Affiliate. For purposes of this Agreement, “Separation from Service” means a termination of the Participant’s Service that is a “separation from service” under Section 409A of the Code.

5.    Responsibility for Taxes.

(a)    General. Regardless of any action the Company takes with respect to any or all income tax, payroll tax or other tax-related withholding (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items owed by the Participant is and remains the Participant’s responsibility and that the Company (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the grant or settlement of the DSUs or any Additional DSUs or the subsequent sale of any Shares acquired upon settlement; and (ii) does not commit to structure the terms of the grant or any aspect of the Award to reduce or eliminate the Participant’s liability for Tax-Related Items.

(b)    Withholding. The provisions of this paragraph (b) apply only to the extent that the Company has any withholding obligations with respect to the Award. Prior to settlement of any DSUs or Additional DSUs, the Participant shall pay or make adequate arrangements satisfactory to the Company to satisfy all withholding obligations of the Company, if any. In this regard, the Participant authorizes the Company to withhold all applicable Tax-Related Items legally payable by the Participant from any cash compensation payable to the Participant by the Company or from proceeds of the sale of any Shares. Alternatively, or in addition, to the extent permissible under applicable law, the Company may (i) sell or arrange for the sale of any Shares that the Participant acquires to meet the withholding obligation for Tax-Related Items, and/or (ii) retain a number of the DSUs or Additional DSUs otherwise payable, provided that the Company only retains a number of DSUs or Additional DSUs necessary to satisfy no more than the required withholding amount (not to exceed maximum statutory rates). Finally, the Participant shall pay to the Company any amount of Tax-Related Items that the Company may be required to withhold as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to deliver any Shares or make any payment with respect to any DSUs or Additional DSUs if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items as described in this Section 5.

6.    Transferability; Unfunded Arrangement. Until such time as the DSUs and any Additional DSUs become payable in accordance with this Agreement, the DSUs and any Additional DSUs, and any rights relating thereto, may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant, other than in connection with the Participant’s death. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the DSUs or any Additional DSUs or the rights relating thereto shall be wholly ineffective and, if any such attempt is made, the DSUs and any Additional DSUs will be forfeited by the Participant and all of the Participant’s rights to such DSUs and any Additional DSUs shall immediately terminate without any payment of consideration by the Company. DSUs and any Additional DSUs constitute an unfunded and unsecured obligation of the Company.

7.    Shareholder Rights. The Participant shall not have any rights as a shareholder of the Company with respect to the DSUs or any Additional DSUs until, and then to the extent that, Shares are issued in settlement of the DSUs and any Additional DSUs. Upon the issuance of Shares in settlement of the DSUs and any Additional DSUs, the Participant shall have all the rights of a shareholder of the Company with respect to those Shares, including the right to vote the Shares and to receive all dividends on the Shares.

8.    No Right to Continued Service. This Agreement and the grant of the DSUs and Dividend Equivalent Rights does not give the Participant any rights with respect to continued Service. This Agreement and the grant of the DSUs and Dividend Equivalent Rights shall not interfere with the right of the Company to terminate the Participant’s Service.

9.    Governing Law; Venue. This Agreement shall be governed by the laws of the State of Maryland except to the extent that Maryland law would require the application of the laws of another state. Any dispute that arises directly or indirectly from the relationship of the parties evidenced by this Award or this Agreement shall be litigated solely and exclusively in the state or federal courts located in the City of New York, New York unless otherwise required by applicable law, and the parties agree that such courts are convenient forums. Each party hereby submits to the personal jurisdiction of such courts for purposes of any such actions or proceedings.

10.    Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the Date of Grant and this Agreement, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the Date of Grant.

11.    Participant Bound by Plan. The Participant hereby acknowledges that a copy of the Plan has been made available to the Participant and the Participant agrees to be bound by all the terms and provisions of the Plan.

12.    Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon the Participant and the Participant’s successors in interest and the Company and any successors of the Company.

13.    Counterparts. This Agreement may be executed in counterparts and each counterpart shall be deemed an original document and all counterparts shall constitute a single document.

14.    Further Assurances. The Participant agrees, upon demand of the Company, to do all acts and execute, deliver and perform all additional documents, instruments and agreements which may be reasonably required by the Company to implement the provisions and purposes of this Agreement and the Plan.

15.    Recovery of Compensation. In accordance with Section 20 of the Plan, the Award is subject to the requirements of (i) Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations thereunder, (ii) any policies adopted by the Company to implement such requirements, and (iii) the Company’s Policy on Recovery (Clawback) of Incentive Compensation from Executives in the Event of Certain Restatements, as in effect from time to time, all to the extent determined by the Committee to be applicable to the Participant.

[signature page follows]

IN WITNESS WHEREOF, the Company and the Participant have executed this Agreement as of the date first set forth above.

______________________________
«Name»

ANNALY CAPITAL MANAGEMENT, INC.

By: «Signature_Name»

Title: «Signature_Title»

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